Exhibit 99.1

HERTZ GLOBAL HOLDINGS, REPORTS
SECOND QUARTER 2016 FINANCIAL RESULTS

Second quarter net loss from continuing operations was $28 million, or $0.33 per share, compared with net income from continuing operations of $13 million, or $0.14 per share, in the prior-year period

Adjusted net income for the second quarter was $35 million, or $0.41 per share, compared with adjusted net income of $74 million, or $0.80 per share, in the prior-year period; Second quarter 2016 results include $20 million of unanticipated net charges in International RAC, which negatively impacted adjusted EPS by approximately $0.15 per share

With the separation of its equipment rental business complete, the Company establishes full year 2016 adjusted corporate EBITDA and adjusted EPS guidance

ESTERO, Fla, August 8, 2016 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported a second quarter 2016 net loss from continuing operations of $28 million, or $0.33 per share, compared with net income from continuing operations of $13 million, or $0.14 per share, during the same period last year. On an adjusted basis, the Company reported net income for the second quarter of 2016 of $35 million, or $0.41 per share, compared with net income of $74 million, or $0.80 per share, in the second quarter of 2015.

Total revenues for the second quarter 2016 were $2.3 billion, a 2% decline versus the second quarter of 2015. Loss from continuing operations before income taxes for second quarter 2016 was $35 million versus income from continuing operations before income taxes of $38 million during the same period last year.

Adjusted corporate earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter 2016 were $184 million versus $246 million in the same period last year, a decline of $62 million. The Company noted that it recorded $20 million of unanticipated net charges in International Rental Car (RAC) in the second quarter 2016, largely resulting from additional insurance-related expenses due to adverse experience in historical cases in the United Kingdom. These unexpected charges had an unfavorable impact to the Company's overall results for the quarter, including adjusted corporate EBITDA, and negatively impacted adjusted earnings per share (EPS) by approximately $0.15.

“Significant work was accomplished this quarter as part of our three-to-five year margin improvement plan,” said John Tague, Hertz Global Holdings President and Chief Executive Officer. “While still in the first year of the plan, we completed a number of strategic actions, improved our balance sheet, and made progress on technology development, all while reducing our cost base and achieving substantial improvements in customer satisfaction. These accomplishments are the result of the dedication and commitment of our employees all across our operation.
“In the U.S., pricing improved significantly throughout the quarter, and we see positive pricing momentum continuing into the third quarter.”
OPERATIONAL AND BUSINESS HIGHLIGHTS

The company continues to make progress in the first year of the margin improvement plan it announced in November 2015. Second quarter 2016 operational and business highlights include:

•
Year-over-year worldwide customer satisfaction improved for the Hertz, Dollar and Thrifty brands by more than 4 points for the second quarter 2016 and nearly 5 points for the first half 2016, continuing a trend from 2015. Customer satisfaction for the Hertz brand reached a record-level score on a worldwide basis for both the second quarter and year-to-date.

•
The Company achieved cost savings of approximately $100 million during the second quarter 2016 and is on pace to achieve its previously announced target of $350 million of full year 2016 cost savings. In addition to vehicle-related initiatives, consolidated unit costs for the company, defined as consolidated direct vehicle and operating and selling, general and administrative expenses per transaction day, declined $2.23, or 7%, versus the second quarter 2015.

•	Total average vehicles for the quarter, including Donlen leased vehicles, totaled 845,500, a 1% decline versus the second quarter 2015.

•
U.S. RAC vehicle utilization rose 700 basis points to 82%, driven primarily by a 6% increase in transaction days coupled with a 2% decline in average vehicles due to disciplined capacity and vehicle management.

•
U.S. RAC unit revenues, which is defined as total revenue per available car day, improved by 10 basis points year-over-year, driven primarily by the 700 basis point improvement in vehicle utilization compared to the same period last year.

•
The Company achieved a net non-vehicle debt to adjusted corporate EBITDA leverage ratio of 4.5 times at June 30, 2016. The Company noted that it remains on track to achieve its previously disclosed 2016 year-end leverage target of at or below 3.5 times.

•
The Company successfully completed the separation of its equipment rental business resulting in the receipt of approximately $2.0 billion of cash payments that were used to pay down a $2.1 billion term loan that was scheduled to mature in 2018.

•
The Company further strengthened its capital structure by successfully completing approximately $4.4 billion in financings during the quarter. There are no significant maturities of non-vehicle debt until 2019.

•
Non-vehicle cash interest expense is expected to decline by approximately $90 million on an annual basis, of which $45 million will be realized in the second half of 2016, related to the spin and refinancing activity.

•	The Company substantially transitioned its Firefly operations in the U.S. to its Thrifty brand as part of a U.S. market focus on its Hertz, Dollar and Thrifty brands.

•	During the second quarter, the Company made a strategic investment in Luxe, an app-based valet parking company.

•	At the end of the second quarter, the Company reached and launched one-year vehicle rental supply agreements with ride-sharing companies Uber and Lyft.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2016	2015
Total Revenues	$1,584	$1,615	(2)%
Depreciation of revenue earning vehicles and lease charges, net	$417	$380	10%
Income (loss) from continuing operations before income taxes	$104	$153	(32)%

Adjusted pre-tax income (loss)	$143	$195	(27)%
Adjusted pre-tax income margin	9%	12%	(304)	bps

Adjusted Corporate EBITDA	$168	$224	(25)%
Adjusted Corporate EBITDA margin	11%	14%	(326)	bps

Average vehicles	500,000	511,700	(2)%
Transaction days (in thousands)	37,190	34,977	6%
Total RPD (in whole dollars)	$42.11	$45.80	(8)%
Revenue per available car day (in whole dollars)	$34.42	$34.40	—%
Net depreciation per unit per month (in whole dollars)	$278	$248	12%

Total U.S. RAC revenues were $1.6 billion in second quarter 2016, a decrease of 2%, versus the same period last year. Transaction days increased by 6% while pricing, or Total Revenue Per Transaction Day (Total RPD), decreased by 8%. The Company noted that the impact of transaction days counting methodology related to the integration of Dollar and Thrifty to the Hertz counter system and non-rental related declines in areas such as fuel-related ancillary revenue had an approximately 180 basis point unfavorable impact on pricing year over year. The Company saw meaningful sequential improvements in its pricing throughout the second quarter, building from a low point established in the first quarter 2016. Second quarter 2016 adjusted corporate EBITDA for U.S. RAC was $168 million, or a margin of 11%, which reflects a $56 million decline versus the same period last year.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2016	2015
Total Revenues	$540	$556	(3)%
Depreciation of revenue earning vehicles and lease charges, net	$98	$101	(3)%
Income (loss) from continuing operations before income taxes	$29	$36	(19)%

Adjusted pre-tax income (loss)	$34	$45	(24)%
Adjusted pre-tax income margin	6%	8%	(179)	bps

Adjusted Corporate EBITDA	$42	$54	(22)%
Adjusted Corporate EBITDA margin	8%	10%	(193)	bps

Average vehicles	178,600	173,700	3%
Transaction days (in thousands)	12,511	12,523	—%
Total RPD (in whole dollars)	$42.04	$42.72	(2)%
Revenue per available car day (in whole dollars)	$32.36	$33.85	(4)%
Net depreciation per unit per month (in whole dollars)	$179	$186	(4)%

The Company’s International RAC segment continues to perform well despite lower demand than anticipated during the quarter due to security concerns based on the recent attacks in France, the Company’s largest European market. Total International RAC revenues were $540 million in second quarter 2016, a decrease of 3% from second quarter 2015. Excluding a $6 million unfavorable foreign currency impact, revenues decreased 2% driven by a 2% decrease in Total RPD, on a constant currency basis, and flat transaction days.

Second quarter 2016 adjusted corporate EBITDA of $42 million was a $12 million decrease versus the same period last year. The Company noted that second quarter 2016 results include $20 million in unanticipated charges which were largely driven by an unfavorable adjustment to the segment’s insurance reserves due to adverse developments on historical cases. Excluding these charges, the Company’s International RAC segment would have experienced year over year adjusted corporate EBITDA and margin expansion in the second quarter 2016.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions)	2016	2015
Total Revenues	$146	$146	—%

Adjusted pre-tax income (loss)	$17	$17	—%
Adjusted pre-tax income margin	12%	12%	—	bps

Adjusted Corporate EBITDA	$16	$15	7%
Adjusted Corporate EBITDA margin	11%	10%	69	bps

Average vehicles - Donlen	166,900	165,600	1%

All Other Operations, which is primarily comprised of the Company's Donlen leasing operations, reported flat year-over-year total revenues for second quarter 2016 despite continued weakness in oil and gas sector accounts. Adjusted corporate EBITDA for the All Other Operations segment was $16 million in second quarter 2016, a 7% increase over the prior-year period and the segment recorded a 69 basis point margin increase year-over-year to 11%.

SUCCESSFUL SEPARATION OF EQUIPMENT RENTAL BUSINESS

On June 30, 2016, the Company successfully completed the separation of its equipment rental business resulting in
$2.0 billion of cash payments to the Company which were used to pay down a portion of the Company’s non-vehicle related debt.

Following the separation, the Company’s outstanding share count is approximately 85 million. The Company trades on the New York Stock Exchange under the symbol "HTZ". The equipment rental business operates under the name Herc Holdings Inc. and trades on the New York Stock Exchange under the symbol “HRI”.

The separation was structured as a reverse spin-off under which the vehicle rental business was contributed to the Company, the stock of which was then distributed as a dividend to stockholders of former Hertz Global Holdings, Inc. (for periods on or prior to June 30, 2016, “Old Hertz Holdings”). While the Company was the legal spinnee in the separation, the Company is the accounting successor to the pre-spin-off business. As a result, the equipment rental business and certain former parent entities of Old Hertz Holdings are presented as discontinued operations in this earnings release.

Unless noted otherwise, information presented in this earnings release pertains to Hertz Global's continuing operations.

HERTZ GLOBAL ESTABLISHES POST SPIN GUIDANCE

With the separation of the equipment rental business complete, the Company has established the following full year 2016 guidance for the "new" Hertz Global:

	Full Year 2016 Forecast
Adjusted Corporate EBITDA(2)	$850M	to	$950M
Non-vehicle capital expenditures, net	$125M	to	$150M
Non-vehicle cash interest expense	$280M	to	$290M
Cash income taxes	$100M	to	$125M
Free cash flow(2)	$500M	to	$600M
U.S. RAC net depreciation per unit per month(2)	$290	to	$300
U.S. RAC fleet capacity growth	(2.0)%	to	(3.0)%
U.S. RAC revenue growth	—%	to	(1.5)%
Adjusted earnings per share**(2)	$2.75	to	$3.50
**Based on a weighted average of 85 million shares outstanding and a 37% effective tax rate

(1) Adjusted pre-tax income, adjusted pre-tax margin, adjusted corporate EBITDA, adjusted corporate EBITDA margin, adjusted net income, adjusted net income margin, adjusted earnings per share, total revenue per transaction day, revenue per available car day and net depreciation per unit per month are non-GAAP measures. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and the reason the Company's management believes that these measures provide useful information to investors.

(2) Because of the forward-looking nature of the Company's forecasts of Adjusted Corporate EBITDA, free cash flow, net depreciation per unit per month and adjusted earnings (loss) per share, specific quantifications of the amounts that would be required to reconcile a pre-tax income, operating cash flow and depreciation forecast are not available. The Company believes that there is a degree of volatility with respect to certain of the Company's GAAP measures, primarily related to fair value accounting for its financial assets (which includes the Company's derivative financial instruments), its depreciation of revenue earning vehicles, its income tax reporting, its operating cash flows and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude the Company from providing accurate forecast of GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP Adjusted Corporate EBITDA, free cash flow, net depreciation per unit per month and adjusted earnings (loss) per share would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

RESULTS OF THE HERTZ CORPORATION

The GAAP and Non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation, are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global’s second quarter 2016 live webcast discussion will be held on August 9, 2016, at 8:30 a.m. Eastern. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on our website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this press release. As described above, the financial information of the equipment rental business and certain parent legal entities that were not spun-off by Old Hertz Holdings are considered discontinued operations.

Unless noted otherwise, information presented in the following tables and supplemental schedules pertain to Hertz Global's continuing operations.

ABOUT HERTZ GLOBAL

Hertz Global operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,000 corporate and franchisee locations throughout North America, Europe, Latin America, Africa, the Middle East, Asia, Australia,and New Zealand. Hertz Global is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz Global apart from the competition. Additionally, Hertz Global owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Hertz 24/7 hourly vehicle rental business in international markets and sells vehicles through its Rent2Buy program. For more information about Hertz Global, visit: www.hertz.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement of our previously issued financial results; our ability to remediate the material weaknesses in our internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of our separation of our vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and our ability to obtain the expected benefits of the separation; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets on rental volume and pricing, including on our pricing policies or use of incentives; increased vehicle costs due to declines in the value of our non-program vehicles; occurrences that disrupt rental activity during our peak periods; our ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles we purchase; our ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in our rental operations accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning vehicles and to refinance our existing indebtedness; our ability to adequately respond to changes in technology and customer demands; our ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes; an increase in our vehicle costs or disruption to our rental activity, particularly during our peak periods, due to safety recalls by the manufacturers of our vehicles; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles; any impact on us from the actions of our franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation and investigations; risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt, the fact that substantially all of our consolidated assets secure certain of our outstanding indebtedness and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our Senior Facilities, our outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws; the Company's ability to successfully outsource a significant portion of its information technology services or other activities; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; changes to our senior management team and the dependence of our business operations on our senior management team; the effect of tangible and intangible asset impairment charges; our exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; our exposure to fluctuations in foreign exchange rates and other risks described from time to time in periodic and current reports that we file with the SEC.

Additional information concerning these and other factors can be found in our filings with the SEC, including Old Hertz Holdings' and our recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

On June 30, 2016, Old Hertz Holdings completed the previously announced separation of its existing vehicle rental and equipment rental businesses into two independent, publicly traded companies. As a result, Herc Holdings now operates the equipment rental business as a separate independent public company, and is presented as discontinued operations in Hertz Global's financial information.

Unless noted otherwise, information presented in the following tables and supplemental schedules pertain to Hertz Global's continuing operations.

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended June 30,			As a Percentage of Total Revenues		Six Months Ended June 30,			As a Percentage of Total Revenues
(In millions, except per share data)	2016	2015		2016	2015	2016	2015		2016	2015
Total revenues	$2,270	$2,317		100%	100%	$4,253	$4,415		100%	100%
Expenses:
Direct vehicle and operating	1,267	1,290		56%	56%	2,425	2,492		57%	56%
Depreciation of revenue earning vehicles and lease charges, net	629	597		28%	26%	1,245	1,228		29%	28%
Selling, general and administrative	234	251		10%	11%	459	471		11%	11%
Interest expense, net:
Vehicle	72	62		3%	3%	140	123		3%	3%
Non-vehicle	102	87		4%	4%	185	173		4%	4%
Total interest expense, net	174	149		8%	6%	325	296		8%	7%
Other (income) expense, net	1	(8)		—%	—%	(89)	(1)		(2)%	—%
Total expenses	2,305	2,279		102%	98%	4,365	4,486		103%	102%
Income (loss) from continuing operations before income taxes	(35)	38		(2)%	2%	(112)	(71)		(3)%	(2)%
(Provision) benefit for taxes on income (loss) of continuing operations	7	(25)		—%	(1)%	32	6		1%	—%
Net income (loss) from continuing operations	(28)	13		(1)%	1%	(80)	(65)		(2)%	(1)%
Net income (loss) from discontinued operations	(15)	23		(1)%	1%	(13)	31		—%	1%
Net Income (loss)	$(43)	$36		(2)%	2%	$(93)	$(34)		(2)%	(1)%

Weighted average number of shares outstanding:
Basic	85	92	(b)			85	92	(b)
Diluted	85	92	(b)			85	92	(b)

Earnings (loss) per share - basic and diluted:
Basic earnings (loss) per share from continuing operations	$(0.33)	$0.14				$(0.94)	$(0.71)
Basic earnings (loss) per share from discontinued operations	(0.18)	0.25				(0.15)	0.34
Basic earnings (loss) per share	$(0.51)	$0.39				$(1.09)	$(0.37)

Diluted earnings (loss) per share from continuing operations	$(0.33)	$0.14				$(0.94)	$(0.71)
Diluted earnings (loss) per share from discontinued operations	(0.18)	0.25				(0.15)	0.34
Diluted earnings (loss) per share	$(0.51)	$0.39				$(1.09)	$(0.37)

Adjusted pre-tax income (loss) (a)	$55	$118		2%	5%	$(53)	$77		(1)%	2%
Adjusted net income (loss)(a)	$35	$74		2%	3%	$(33)	$49		(1)%	1%
Adjusted earnings (loss) per share(a)	$0.41	$0.80		—%	—%	$(0.39)	$0.53		—%	—%
Adjusted Corporate EBITDA (a)	$184	$246		8%	11%	$212	$337		5%	8%

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules II and III.

(b)	The weighted average number of basic and diluted shares for the three and six months ended June 30, 2015 is presented as adjusted for the one-to-five distribution ratio as a result of the Spin-Off.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	June 30, 2016	December 31, 2015
Cash and cash equivalents	$1,285	$474
Total restricted cash	318	333
Revenue earning vehicles:
U.S. Rental Car	8,685	7,600
International Rental Car	2,798	1,858
All Other Operations	1,326	1,288
Total revenue earning vehicles, net	12,809	10,746
Total assets	22,020	23,514
Total debt	15,392	15,770
Net vehicle debt (a)	10,568	9,561
Net non-vehicle debt (a)	3,346	5,519
Total equity	1,609	2,019

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule VI.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Six Months Ended June 30,
(In millions)	2016	2015
Cash from continuing operations provided by (used in):
Operating activities	$1,014	$1,161
Investing activities	(1,929)	(2,862)
Financing activities	1,718	1,771
Effect of exchange rate changes	8	(16)
Net change in cash and cash equivalents	$811	$54

Fleet growth (a)	$130	$92
Free cash flow (a)	(101)	(15)

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules IV and V.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended June 30,		Percent Inc/(Dec)		Six Months Ended June 30,		Percent Inc/(Dec)
	2016	2015			2016	2015
U.S. RAC
Transaction days (in thousands)	37,190	34,977	6%		69,932	67,014	4%
Total RPD(a)	$42.11	$45.80	(8)%		$42.23	$46.41	(9)%
Revenue per available car day(a)	$34.42	$34.40	—%		$33.80	$34.33	(2)%
Average vehicles	500,000	511,700	(2)%		480,100	500,500	(4)%
Vehicle utilization	82%	75%	700	bps	80%	74%	600	bps
Net depreciation per unit per month(a)	$278	$248	12%		$290	$267	9%
Program vehicles as a percentage of total average vehicles at period end	12%	29%	(1,700)	bps	12%	29%	(1,700)	bps
Adjusted pre-tax income (loss)(in millions)(a)	$143	$195	(27)%		$138	$265	(48)%

International RAC
Transaction days (in thousands)	12,511	12,523	—%		22,613	22,298	1%
Total RPD(a)(b)	$42.04	$42.72	(2)%		$42.45	$42.56	—%
Revenue per available car day(a)(b)	$32.36	$33.85	(4)%		$32.30	$33.02	(2)%
Average vehicles	178,600	173,700	3%		163,300	158,800	3%
Vehicle utilization	77%	79%	(200)	bps	76%	78%	(200)	bps
Net depreciation per unit per month(a)(b)	$179	$186	(4)%		$186	$197	(6)%
Program vehicles as a percentage of total average vehicles at period end	45%	46%	(100)	bps	45%	46%	(100)	bps
Adjusted pre-tax income (loss)(in millions)(a)	$34	$45	(24)%		$36	$52	(31)%

All Other Operations
Average vehicles — Donlen	166,900	165,600	1%		166,900	167,100	—%
Adjusted pre-tax income (loss) (in millions)(a)	$17	$17	—%		$35	$31	13%

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and VI.

(b)	Based on December 31, 2015 foreign exchange rates.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended June 30, 2016					Three Months Ended June 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,584	$540	$146	$—	$2,270	$1,615	$556	$146	$—	$2,317
Expenses:
Direct vehicle and operating	916	341	6	4	1,267	942	332	6	10	1,290
Depreciation of revenue earning vehicles and lease charges, net	417	98	114	—	629	380	101	116	—	597
Selling, general and administrative	103	57	8	66	234	100	69	8	74	251
Interest expense, net
Vehicle	53	14	5	—	72	43	16	3	—	62
Non-vehicle	(8)	1	(1)	110	102	(2)	2	(1)	88	87
Total interest expense, net	45	15	4	110	174	41	18	2	88	149
Other (income) expense, net	(1)	—	—	2	1	(1)	—	—	(7)	(8)
Total expenses	1,480	511	132	182	2,305	1,462	520	132	165	2,279
Income (loss) from continuing operations before income taxes	$104	$29	$14	$(182)	(35)	$153	$36	$14	$(165)	38
(Provision) benefit for taxes on income (loss) from continuing operations					7					(25)
Net income (loss) from continuing operations					(28)					13
Net income (loss) from discontinued operations					(15)					23
Net income (loss)					$(43)					$36

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Six Months Ended June 30, 2016					Six Months Ended June 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$2,990	$973	$290	$—	$4,253	$3,135	$992	$288	$—	$4,415
Expenses:
Direct vehicle and operating	1,786	620	11	8	2,425	1,868	599	11	14	2,492
Depreciation of revenue earning vehicles and lease charges, net	836	184	225	—	1,245	801	196	231	—	1,228
Selling, general and administrative	208	112	17	122	459	197	125	16	133	471
Interest expense, net
Vehicle	104	27	9	—	140	86	31	6	—	123
Non-vehicle	(15)	3	(2)	199	185	(4)	3	(1)	175	173
Interest expense, net	89	30	7	199	325	82	34	5	175	296
Other (income) expense, net	(11)	—	—	(78)	(89)	(1)	—	—	—	(1)
Total expenses	2,908	946	260	251	4,365	2,947	954	263	322	4,486
Income (loss) from continuing operations before income taxes	$82	$27	$30	$(251)	(112)	$188	$38	$25	$(322)	(71)
(Provision) benefit for taxes on income (loss) from continuing operations					32					6
Net income (loss) from continuing operations					(80)					(65)
Net income (loss) from discontinued operations					(13)					31
Net income (loss)					$(93)					$(34)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended June 30, 2016					Three Months Ended June 30, 2015
(In millions, except per share data)	GAAP	Adjustments		Adjusted (Non-GAAP)		GAAP	Adjustments		Adjusted (Non-GAAP)
Total revenues	$2,270	$—		$2,270		$2,317	$—		$2,317
Expenses:
Direct vehicle and operating	1,267	(25)	(a)	1,242		1,290	(39)	(a)	1,251
Depreciation of revenue earning vehicles and lease charges, net	629	—		629		597	—		597
Selling, general and administrative	234	(32)	(b)	202		251	(29)	(b)	222
Interest expense, net
Vehicle	72	(9)	(c)	63		62	(11)	(c)	51
Non-vehicle	102	(23)	(c)	79		87	(4)	(c)	83
Total interest expense, net	174	(32)	(c)	142		149	(15)	(c)	134
Other (income) expense, net	1	(1)	(d)	—		(8)	3	(d)	(5)
Total expenses	2,305	(90)		2,215		2,279	(80)		2,199
Income (loss) from continuing operations before income taxes	(35)	90		55		38	80		118
(Provision) benefit for taxes on income (loss) of continuing operations	7	(27)	(e)	(20)	(e)	(25)	(19)	(e)	(44)	(e)
Net income (loss) from continuing operations	(28)	63		35		13	61		74
Net income (loss) from discontinued operations	(15)	39		24		23	13		36
Net income (loss)	$(43)	$102		$59		$36	$74		$110
Weighted average number of diluted shares outstanding(f)	85	85		85		92	92		92
Diluted earnings (loss) per share from continuing operations	$(0.33)	$0.74		$0.41		$0.14	$0.66		$0.80
Diluted earnings (loss) per share from discontinued operations	(0.18)	0.46		0.28		0.25	0.14		0.39
Diluted earnings (loss) per share	$(0.51)	$1.20		$0.69		$0.39	$0.80		$1.19

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Six Months Ended June 30, 2016					Six Months Ended June 30, 2015
(In millions, except per share data)	GAAP	Adjustments		Adjusted (Non-GAAP)		GAAP	Adjustments		Adjusted (Non-GAAP)
Total revenues	$4,253	$—		$4,253		$4,415	$—		$4,415
Expenses:
Direct vehicle and operating	2,425	(38)	(a)	2,387		2,492	(63)	(a)	2,429
Depreciation of revenue earning vehicles and lease charges, net	1,245	—		1,245		1,228	—		1,228
Selling, general and administrative	459	(59)	(b)	400		471	(56)	(b)	415
Interest expense, net
Vehicle	140	(19)	(c)	121		123	(21)	(c)	102
Non-vehicle	185	(26)	(c)	159		173	(8)	(c)	165
Total interest expense, net	325	(45)	(c)	280		296	(29)	(c)	267
Other (income) expense, net	(89)	83	(d)	(6)		(1)	—	(d)	(1)
Total expenses	4,365	(59)		4,306		4,486	(148)		4,338
Income (loss) from continuing operations before income taxes	(112)	59		(53)		(71)	148		77
(Provision) benefit for taxes on income (loss) of continuing operations	32	(12)	(e)	20	(e)	6	(34)	(e)	(28)	(e)
Net income (loss) from continuing operations	(80)	47		(33)		(65)	114		49
Net income (loss) from discontinued operations, net of tax	(13)	52		39		31	32		63
Net income (loss)	$(93)	$99		$6		$(34)	$146		$112
Weighted average number of diluted shares outstanding	85	85		85		92	92		92
Diluted earnings (loss) per share from continuing operations	$(0.94)	$0.55		$(0.39)		$(0.71)	$1.24		$0.53
DIluted earnings (loss) per share from discontinued operations	(0.15)	0.62		0.46		0.34	0.35		0.69
Diluted earnings (loss) per share	$(1.09)	$1.17		$0.07		$(0.37)	$1.59		$1.22

(a)
Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. Also includes restructuring and restructuring related charges, impairments and asset write-downs, when applicable.

(b)
Primarily comprised of restructuring and restructuring related charges, impairments and asset write-downs, Corporate expenses associated with the Spin-Off transaction, consulting costs and legal fees related to the accounting review and investigation, expenses associated with acquisitions, integration charges, external costs associated with the Company’s finance and information technology transformation programs and relocation expenses associated with the Company's relocation of its headquarters to Estero, Florida, when applicable.

(c)	Represents debt-related charges relating to the amortization of deferred debt financing costs and debt discounts and premiums and the loss on extinguishment of debt.

(d)
Includes miscellaneous and non-recurring items including but not limited to acquisition charges, integration charges, and other non-cash items. For the six months ended June 30, 2016, also includes the gain on the sale of common stock of CAR Inc. and a settlement gain related to one of our U.S. airport locations. In the 2015 periods, includes charges incurred in connection with relocating the Company's corporate headquarters to Estero, Florida.

(e)
Represents a (provision) benefit for income taxes derived utilizing a combined statutory rate of 37% for all periods shown. The combined statutory rate is applied to the adjusted income (loss) before income taxes to arrive at the adjusted (provision) benefit for taxes. The (provision) benefit for taxes related to the adjustments is calculated as the difference between the adjusted (provision) benefit for taxes and the GAAP (provision) benefit for taxes.

(f)
Diluted earnings (loss) per share for the three and six months ended June 30, 2015 is calculated using the weighted average number of dilutive common shares outstanding during the periods, as adjusted for the one-to-five distribution ratio of the Spin-Off.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA AND ADJUSTED PRE-TAX INCOME (LOSS) BY SEGMENT
Unaudited

	Three Months Ended June 30, 2016					Three Months Ended June 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global(a)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global(a)
Income (loss) from continuing operations before income taxes	$104	$29	$14	$(182)	$(35)	$153	$36	$14	$(165)	$38
Depreciation and amortization	462	106	116	7	691	429	110	117	5	661
Interest, net of interest income	45	15	4	110	174	41	18	2	88	149
Gross EBITDA	$611	$150	$134	$(65)	$830	$623	$164	$133	$(72)	$848
Revenue earning vehicle depreciation and lease charges, net	(417)	(98)	(114)	—	(629)	(380)	(101)	(116)	—	(597)
Vehicle debt interest	(53)	(14)	(5)	—	(72)	(43)	(16)	(3)	—	(62)
Vehicle debt-related charges (b)	1	1	1	—	3	8	2	1	—	11
Loss on extinguishment of vehicle-related debt(c)	6	—	—	—	6	—	—	—	—	—
Corporate EBITDA	$148	$39	$16	$(65)	$138	$208	$49	$15	$(72)	$200
Non-cash stock-based employee compensation charges	—	—	—	6	6	—	—	—	4	4
Restructuring and restructuring related charges (d)	13	3	—	2	18	16	5	—	20	41
Sale of CAR Inc. common stock(e)	—	—	—	—	—	—	—	—	—	—
Impairment charges and write-downs (f)	3	—	—	—	3	—	—	—	—	—
Finance and information technology transformation costs(g)	5	—	—	14	19	—	—	—	—	—
Other extraordinary, unusual or non-recurring items(h)	(1)	—	—	1	—	—	—	—	1	1
Adjusted Corporate EBITDA	$168	$42	$16	$(42)	$184	$224	$54	$15	$(47)	$246
Non-vehicle depreciation and amortization	(45)	(8)	(2)	(7)	(62)	(49)	(9)	(1)	(5)	(64)
Non-vehicle debt interest, net of interest income	8	(1)	1	(110)	(102)	2	(2)	1	(88)	(87)
Non-vehicle debt-related charges (b)	—	—	—	9	9	—	—	—	4	4
Loss on extinguishment of non-vehicle-related debt(c)	—	—	—	14	14	—	—	—	—	—
Non-cash stock-based employee compensation charges	—	—	—	(6)	(6)	—	—	—	(4)	(4)
Acquisition accounting (i)	12	1	2	3	18	18	2	2	1	23
Adjusted pre-tax income (loss)	$143	$34	$17	$(139)	$55	$195	$45	$17	$(139)	$118

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA AND ADJUSTED PRE-TAX INCOME (LOSS) BY SEGMENT
Unaudited

	Six Months Ended June 30, 2016					Six Months Ended June 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global(a)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global(a)
Income (loss) from continuing operations before income taxes	$82	$27	$30	$(251)	$(112)	$188	$38	$25	$(322)	$(71)
Depreciation and amortization	931	201	230	12	1,374	901	214	235	9	1,359
Interest, net of interest income	89	30	7	199	325	82	34	5	175	296
Gross EBITDA	$1,102	$258	$267	$(40)	$1,587	$1,171	$286	$265	$(138)	$1,584
Revenue earning vehicle depreciation and lease charges, net	(836)	(184)	(225)	—	(1,245)	(801)	(196)	(231)	—	(1,228)
Vehicle debt interest	(104)	(27)	(9)	—	(140)	(86)	(31)	(6)	—	(123)
Vehicle debt-related charges(b)	8	3	2	—	13	15	4	2	—	21
Loss on extinguishment of vehicle-related debt(c)	6	—	—	—	6	—	—	—	—	—
Corporate EBITDA	$176	$50	$35	$(40)	$221	$299	$63	$30	$(138)	$254
Non-cash stock-based employee compensation charges	—	—	—	11	11	—	—	—	9	9
Restructuring and restructuring related charges(d)	14	3	—	12	29	18	6	—	35	59
Sale of CAR Inc. common stock(e)	—	—	—	(75)	(75)	—	—	—	—	—
Impairment charges and write-downs(f)	3	—	—	—	3	9	—	—	—	9
Finance and information technology transformation costs(g)	9	—	—	17	26	—	—	—	—	—
Other extraordinary, unusual or non-recurring items(h)	(9)	—	—	6	(3)	(2)	—	—	8	6
Adjusted Corporate EBITDA	$193	$53	$35	$(69)	$212	$324	$69	$30	$(86)	$337
Non-vehicle depreciation and amortization	(95)	(17)	(5)	(12)	(129)	(100)	(18)	(4)	(9)	(131)
Non-vehicle debt interest, net of interest income	15	(3)	2	(199)	(185)	4	(3)	1	(175)	(173)
Non-vehicle debt-related charges(b)	—	—	—	12	12	1	—	—	7	8
Loss on extinguishment of non-vehicle-related debt(c)	—	—	—	14	14	—	—	—	—	—
Non-cash stock-based employee compensation charges	—	—	—	(11)	(11)	—	—	—	(9)	(9)
Acquisition accounting (i)	25	3	3	3	34	36	4	4	1	45
Adjusted pre-tax income (loss)	$138	$36	$35	$(262)	$(53)	$265	$52	$31	$(271)	$77

(a)	Excludes discontinued operations.

(b)	Represents debt-related charges relating to the amortization of deferred debt financing costs and debt discounts and premiums.

(c)	Represents the write-off of deferred debt financing costs in the second quarter of 2016 as a result of paying off the Senior Term Facility and various vehicle debt refinancings.

(d)
Represents expenses incurred under restructuring actions as defined in U.S. GAAP. Also represents incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs and legal fees related to the accounting review and investigation.

(e)	In 2016, represents the pre-tax gain on the sale of shares of CAR Inc. common stock.

(f)	In 2015, primarily represents a $6 million impairment on the former Dollar Thrifty headquarters in Tulsa, Oklahoma.

(g)
Represents external costs associated with the Company’s finance and information technology transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. In the three months ended June 30, 2016, $5 million was incurred by U.S. RAC and $14 million was incurred by Corporate and in the six months ended June 30, 2016, $9 million was incurred by U.S. RAC and $17 million was incurred by Corporate.

(h)
Includes miscellaneous and non-recurring items including but not limited to acquisition charges, integration charges, and other non-cash items. For the six months ended June 30, 2016, also includes a settlement gain related to one of our U.S. airport locations. In the 2015 periods, includes charges incurred in connection with relocating the Company's corporate headquarters to Estero, Florida.

(i)
Represents incremental expense associated with amortization of other intangible assets, depreciation of property and other equipment and accretion of revalued liabilities relating to acquisition accounting.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global(a)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global(a)
Revenue earning vehicles expenditures	$(4,854)	$(1,691)	$(723)	$(7,268)	$(5,190)	$(1,732)	$(717)	$(7,639)
Proceeds from disposal of revenue earning vehicles	3,545	1,148	475	5,168	3,279	1,111	426	4,816
Net revenue earning vehicles capital expenditures	(1,309)	(543)	(248)	(2,100)	(1,911)	(621)	(291)	(2,823)
Depreciation of revenue earning vehicles, net	837	150	225	1,212	801	159	231	1,191
Financing activity related to vehicles:
Borrowings	4,221	1,267	591	6,079	4,146	831	602	5,579
Payments	(3,614)	(886)	(578)	(5,078)	(2,986)	(444)	(562)	(3,992)
Restricted cash changes	18	1	(2)	17	150	12	(25)	137
Net financing activity related to vehicles	625	382	11	1,018	1,310	399	15	1,724
Fleet growth	$153	$(11)	$(12)	$130	$200	$(63)	$(45)	$92

(a) Excludes discontinued operations.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FREE CASH FLOW
Unaudited

Reconciliation of Income (Loss) From Continuing Operations Before Income Taxes to Free Cash Flow	Six Months Ended June 30,
(In millions)	2016	2015
Income (loss) from continuing operations before income taxes	$(112)	$(71)
Depreciation and amortization, non-vehicle, net	128	131
Amortization of debt discount and related charges	25	27
Loss on extinguishment of debt	20	—
Cash paid for income taxes, net of refunds	(25)	(12)
Changes in assets and liabilities, net of effects of acquisitions, and other	(234)	(105)
Net cash provided by operating activities excluding depreciation of revenue earning vehicles, net	(198)	(30)
Investment activity:
U.S. Rental Car fleet growth	153	200
International Rental Car fleet growth	(11)	(63)
All Other Operations fleet growth	(12)	(45)
Property and equipment expenditures, net of disposals	(33)	(77)
Net investment activity	97	15
Free cash flow	$(101)	$(15)

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow	Six Months Ended June 30,
(In millions)	2016	2015
Net cash provided by operating activities	$1,014	$1,161
Depreciation of revenue earning vehicles, net	(1,212)	(1,191)
Investment activity:
U.S. Rental Car fleet growth	153	200
International Rental Car fleet growth	(11)	(63)
All Other Operations fleet growth	(12)	(45)
Property and equipment expenditures, net of disposals	(33)	(77)
Net investment activity	97	15
Free cash flow	$(101)	$(15)

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

NET VEHICLE DEBT, NET NON-VEHICLE DEBT AND TOTAL NET DEBT

	As of June 30, 2016			As of December 31, 2015
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$10,801	$4,591	$15,392	$9,823	$5,947	$15,770
Add:
Debt issue costs deducted from debt obligations(a)	39	40	79	27	46	73
Less:
Cash and cash equivalents	—	1,285	1,285	—	474	474
Restricted cash	272	—	272	289	—	289
Net debt	$10,568	$3,346	$13,914	$9,561	$5,519	$15,080

(a)
Under recent accounting guidance issued by the Financial Accounting Standards Board, effective January 1, 2016 and applied retrospectively, certain debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation. Previously these costs were reported as an asset. Management believes that eliminating the effects that these costs have on debt will more accurately reflect our net debt position.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, VEHICLE UTILIZATION, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH

U.S. Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)		Six Months Ended June 30,		Percent Inc/(Dec)
($In millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$1,584	$1,615			$2,990	$3,135
Ancillary retail vehicle sales revenue	(18)	(13)			$(37)	$(25)
Total rental revenue	$1,566	$1,602			$2,953	$3,110
Transaction days (in thousands)	37,190	34,977			69,932	67,014
Total RPD (in whole dollars)	$42.11	$45.80	(8)%		$42.23	$46.41	(9)%

Vehicle Utilization
Transaction days (in thousands)	37,190	34,977			69,932	67,014
Average vehicles	500,000	511,700			480,100	500,500
Number of days in period	91	91			182	181
Available vehicle days (in thousands)	45,500	46,565			87,378	90,591
Vehicle utilization(a)	82%	75%	700	bps	80%	74%	600	bps

Revenue Per Available Car Day
Total rental revenue	$1,566	$1,602			$2,953	$3,110
Available car days (in thousands)	45,500	46,565			87,378	90,591
Revenue per available car day (in whole dollars)	$34.42	$34.40	—%		$33.80	$34.33	(2)%

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$417	$380			$836	$801
Average vehicles	500,000	511,700			480,100	500,500
Depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$834	$743			$1,741	$1,600
Number of months in period	3	3			6	6
Net depreciation per unit per month (in whole dollars)	$278	$248	12%		$290	$267	9%

(a)Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, VEHICLE UTILIZATION, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH (continued)

International Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)		Six Months Ended June 30,		Percent Inc/(Dec)
(in millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$540	$556			$973	$992
Foreign currency adjustment(a)	(14)	(21)			(13)	(43)
Total rental revenue	$526	$535			$960	$949
Transaction days (in thousands)	12,511	12,523			22,613	22,298
Total RPD (in whole dollars)	$42.04	$42.72	(2)%		$42.45	$42.56	—%

Vehicle Utilization
Transaction days (in thousands)	12,511	12,523			22,613	22,298
Average vehicles	178,600	173,700			163,300	158,800
Number of days in period	91	91			182	181
Available car days (in thousands)	16,253	15,807			29,721	28,743
Vehicle utilization(b)	77%	79%	(200)	bps	76%	78%	(200)	bps

Revenue Per Available Car Day
Total rental revenue	$526	$535			$960	$949
Available car days (in thousands)	16,253	15,807			29,721	28,743
Revenue per available car day (in whole dollars)	$32.36	$33.85	(4)%		$32.30	$33.02	(2)%

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$98	$101			$184	$196
Foreign currency adjustment (a)	(2)	(4)			(2)	(8)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$96	$97			$182	$188
Average vehicles	178,600	173,700			163,300	158,800
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$538	$558			$1,115	$1,184
Number of months in period	3	3			6	$6
Net depreciation per unit per month (in whole dollars)	$179	$186	(4)%		$186	$197	(6)%

(a)Based on December 31, 2015 foreign exchange rates.
(b)Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, VEHICLE UTILIZATION, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH (continued)

Worldwide Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)		Six Months Ended June 30,		Percent Inc/(Dec)
(in millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$2,124	$2,171			$3,963	$4,127
Ancillary retail vehicle sales revenue	(18)	(13)			(37)	(25)
Foreign currency adjustment(a)	(14)	(21)			(13)	(43)
Total rental revenue	$2,092	$2,137			$3,913	$4,059
Transaction days (in thousands)	49,701	47,500			92,545	89,312
Total RPD (in whole dollars)	$42.09	$44.99	(6)%		$42.28	$45.45	(7)%

Vehicle Utilization
Transaction days (in thousands)	49,701	47,500			92,545	89,312
Average vehicles	678,600	685,400			643,400	659,300
Number of days in period	91	91			182	181
Available car days (in thousands)	61,753	62,371			117,099	119,333
Vehicle utilization(b)	80%	76%	400	bps	79%	75%	400	bps

Revenue Per Available Car Day
Total rental revenue	$2,092	$2,137			$3,913	$4,059
Available car days (in thousands)	61,753	62,371			117,099	119,333
Revenue per available car day (in whole dollars)	$33.88	$34.26	(1)%		$33.42	$34.01	(2)%

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$515	$481			$1,020	$997
Foreign currency adjustment (a)	(2)	(4)			(2)	(8)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$513	$477			$1,018	$989
Average vehicles	678,600	685,400			643,400	659,300
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$756	$696			$1,582	$1,500
Number of months in period	3	3			6	$6
Net depreciation per unit per month (in whole dollars)	$252	$232	9%		$264	$250	6%
Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes our All Other Operations segment, which is primarily comprised of our Donlen leasing operations, and Corporate.

(a)Based on December 31, 2015 foreign exchange rates.
(b)Calculated as transaction days divided by available car days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company. The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the Earnings Release provide useful information regarding the Company's financial condition and results of operations and additional purposes, if any, for which management of the Company utilizes the non-GAAP measures.

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income (loss) is calculated as income (loss) from continuing operations before income taxes plus certain non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income (loss) is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider adjusted pre-tax income (loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes. Adjusted pre-tax margin is adjusted pre-tax income (loss) divided by total revenues.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Margin

Adjusted net income (loss) is calculated as adjusted pre-tax income (loss) less a provision for income taxes derived utilizing a combined statutory rate of 37%. The combined statutory rate is management's estimate of our long-term tax rate. Adjusted net income (loss) is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. Adjusted net income (loss) margin is adjusted net income divided by total revenues.

Adjusted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted earnings (loss) per share is calculated as adjusted net income divided by the weighted average number of diluted shares outstanding for the period. Adjusted earnings (loss) per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

Available Car Days

Available Car Days is calculated as average vehicles multiplied by the number of days in a period.

Average Vehicles

Average Vehicles is determined using a simple average of the number of vehicles owned by the Company at the beginning and end of a given period. Among other things, average vehicles is used to calculate Vehicle Utilization which represents the portion of our vehicles that are being utilized to generate revenue.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income from continuing operations before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating our operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Fleet Growth

U.S. and International Rental Car segments fleet growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles.

Free Cash Flow

Free cash flow is calculated as net cash provided by operating activities from continuing operations, excluding depreciation of revenue earning vehicles, net of revenue earning vehicle and property and equipment expenditures, net.  Free cash flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating our liquidity, investors should not consider Free Cash Flow in isolation of, or as a substitute for, a measure of our liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Net Non-Vehicle Debt

Net non-vehicle debt is calculated as non-vehicle debt as reported on our balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries.

Net non-vehicle debt is important to management and investors as it helps measure the Company's leverage. Net non-vehicle debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net vehicle debt is calculated as vehicle debt as reported on our balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less cash and equivalents and restricted cash associated with vehicles. This measure is important to management, investors and ratings agencies as it helps measure our leverage with respect to our vehicle debt.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month is calculated by dividing depreciation of revenue earning vehicles and lease charges, net by the average vehicles in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Management believes eliminating the effect of fluctuations in foreign currency is useful in analyzing underlying trends. Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month.

Restricted Cash Associated with Vehicle Debt (used in the calculation of Net Vehicle Debt)

Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program.

Revenue Per Available Car Day ("RACD")

Revenue per available car day is calculated as total revenues less ancillary revenue associated with retail vehicle sales, divided by available car days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This metric is important to our management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and provides a measure of revenue production relative to overall capacity.

Total Net Debt

Total net debt is calculated as total debt less total cash and cash equivalents and restricted cash associated with vehicle debt. This measure is important to management, investors and ratings agencies as it helps measure our gross leverage.

Total RPD

Total RPD is calculated as total revenue less ancillary revenue associated with retail vehicle sales, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This metric is important to our management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Transaction Days

Transaction days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period. Late in the third quarter of 2015, the Company fully integrated the Dollar Thrifty and Hertz counter systems and as a result aligned the transaction day calculation in the Hertz system. As a result of this alignment, Hertz determined that there was an impact to the calculation. Hertz expects that transaction days for the U.S. Rental Car segment will increase by approximately 1% prospectively relative to the historic calculations through the third quarter of 2016.

Vehicle Utilization

Vehicle utilization is calculated by dividing total transaction days by the available car days.